UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2012

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2012, FS Investment Corporation II (“FSIC II”), through its two newly-formed, wholly-owned, special-purpose, bankruptcy-remote subsidiaries, Lehigh River LLC (“Lehigh River”) and Cobbs Creek LLC (“Cobbs Creek”), entered into a conventional debt financing arrangement with JPMorgan Chase Bank, N.A., London Branch (“JPM”), pursuant to which up to $150 million will be made available to FSIC II to fund investments in new securities and for other general corporate purposes. FSIC II elected to structure the financing in the manner described more fully below in order to, among other things, obtain such financing at a lower cost than would be available through alternate arrangements.

Pursuant to the financing transaction, FSIC II may sell from time to time loans in its portfolio having an aggregate market value of approximately $317 million to Lehigh River pursuant to an Asset Transfer Agreement, dated as of October 26, 2012, between FSIC II and Lehigh River (the “Lehigh Asset Transfer Agreement”). Under the Lehigh Asset Transfer Agreement, on October 26, 2012, FSIC II sold loans to Lehigh River for a purchase price of approximately $162 million, all of which consisted of the issuance to FSIC II of equity interests in Lehigh River. It is expected that the aggregate amount of loans held by Lehigh River when the financing arrangement is fully-ramped will be approximately $317 million.

The loans held by Lehigh River will secure the obligations of Lehigh River under Class A Floating Rate Notes (the “Class A Notes”) to be issued from time to time by Lehigh River to Cobbs Creek pursuant to an Indenture, dated as of October 26, 2012 with Citibank, N.A., as trustee (the “Indenture”). Pursuant to the Indenture, the aggregate principal amount of Class A Notes that may be issued by Lehigh River from time to time is $180 million. Principal on the Class A Notes will be due and payable on the stated maturity date of November 20, 2023. Interest on the Class A Notes accrues at the three-month London Interbank Offered Rate (“LIBOR”), plus a spread of 2.75% per annum. Cobbs Creek will purchase the Class A Notes to be issued by Lehigh River from time to time at a purchase price equal to their par value.

Pursuant to the Indenture, Lehigh River has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. In addition to customary events of default included in similar transactions, the Indenture contains the following events of default: (a) the failure to make principal payments on the Class A Notes at their stated maturity or redemption date, or to make interest payments on the Class A Notes within five business days of when due; (b) the failure of the aggregate outstanding principal balance (subject to certain reductions) of the loans securing the Class A Notes to be at least 147.07% of the outstanding principal amount of the Class A Notes; and (c) GSO / Blackstone Debt Funds Management LLC ceasing to be the sub-adviser to FSIC II’s investment adviser, FSIC II Advisor, LLC.

Cobbs Creek, in turn, has entered into a repurchase transaction with JPM pursuant to the terms of a Master Repurchase Agreement and the related Annex and Confirmation thereto, each dated as of October 26, 2012 (collectively, the “JPM Facility”). Pursuant to the JPM Facility, JPM has agreed to purchase from time to time Class A Notes held by Cobbs Creek for an aggregate purchase price equal to approximately 83.33% of the principal amount of Class A Notes purchased. Subject to certain conditions, the maximum principal amount of Class A Notes that may be purchased under the JPM Facility is $180 million. Accordingly, the maximum amount payable at any time to Cobbs Creek under the JPM Facility will not exceed $150 million. Under the JPM Facility, Cobbs Creek will, on a quarterly basis, repurchase the Class A Notes sold to JPM under the JPM Facility and subsequently resell such Class A Notes to JPM. The final repurchase transaction must occur no later than November 20, 2016. The repurchase price paid by Cobbs Creek to JPM for each repurchase of the Class A Notes will be equal to the purchase price paid by JPM for such Class A Notes, plus interest thereon accrued at a fixed rate of 3.25% per annum. Commencing November 20, 2014, Cobbs Creek is permitted to reduce (based on certain thresholds) the aggregate principal amount of Class A Notes subject to the JPM

Facility. Such reductions, and any other reductions of the principal amount of Class A Notes, including upon an event of default, will be subject to breakage fees in an amount equal to the present value of 1.25% per annum over the remaining term of the JPM Facility applied to the amount of such reduction.

If at any time during the term of the JPM Facility the market value of the loans held by Lehigh River securing the Class A Notes declines by an amount greater than 27% of their initial aggregate purchase price (the “Margin Threshold”), Cobbs Creek will be required to post cash collateral with JPM in an amount at least equal to the amount by which the market value of such loans at such time is less than the Margin Threshold. In such event, in order to satisfy any such margin-posting requirements, Cobbs Creek intends to borrow funds from FSIC II pursuant to a Revolving Credit Agreement, dated as of October 26, 2012, between Cobbs Creek, as borrower, and FSIC II, as lender (the “Revolving Credit Agreement”). FSIC II may, in its sole discretion, make such loans from time to time to Cobbs Creek pursuant to the terms of the Revolving Credit Agreement. Borrowings under the Revolving Credit Agreement will accrue interest at a rate equal to one-month LIBOR plus a spread of 0.75% per annum.

In connection with the JPM Facility, FSIC II may sell from time to time loans in its portfolio having an aggregate market value of approximately $90 million to Cobbs Creek pursuant to an Asset Transfer Agreement, dated as of October 26, 2012, between FSIC II and Cobbs Creek (the “Cobbs Asset Transfer Agreement”). The loans purchased by Cobbs Creek from FSIC II will secure the obligations of Cobbs Creek under the JPM Facility. Under the Cobbs Asset Transfer Agreement, on October 26, 2012, FSIC II sold loans to Cobbs Creek for a purchase price of approximately $36 million, all of which consisted of the issuance to FSIC II of equity interests in Cobbs Creek.

Pursuant to the JPM Facility, Cobbs Creek has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. In addition to customary events of default included in similar transactions, the JPM Facility contains the following events of default: (a) the failure to pay the repurchase price upon the applicable payment dates; (b) the failure to post required cash collateral with JPM as discussed above; and (c) the occurrence of an event of default under the Indenture.

In connection with the Class A Notes and the Indenture, Lehigh River also entered into (i) a Collateral Management Agreement with FSIC II, as collateral manager, dated as of October 26, 2012 (the “Lehigh Management Agreement”), pursuant to which FSIC II will manage the assets of Lehigh River; and (ii) a Collateral Administration Agreement with Virtus Group, LP (“Virtus”), as collateral administrator, and FSIC II, as collateral manager, dated as of October 26, 2012 (the “Administration Agreement”), pursuant to which Virtus will perform certain administrative services with respect to the assets of Lehigh River. In connection with the JPM Facility, Cobbs Creek also entered into a Collateral Management Agreement with FSIC II, as collateral manager, dated as of October 26, 2012 (the “Cobbs Management Agreement”), pursuant to which FSIC II will manage the assets of Cobbs Creek.

In connection with the transactions described above, on October 26, 2012, Lehigh River issued a Class A Note to Cobbs Creek in the principal amount of $22 million. FSIC II funded this purchase through a capital contribution of $22 million to Cobbs Creek. Cobbs Creek subsequently sold this Class A Note to JPM under the JPM Facility for aggregate proceeds of approximately $18 million. During the 180-day period following October 26, 2012, Lehigh River intends to issue and sell to Cobbs Creek an additional $158 million in aggregate principal amount of Class A Notes and Cobbs Creek intends to enter into additional repurchase transactions under the JPM Facility with respect to such Class A Notes.

The foregoing descriptions of the Lehigh Asset Transfer Agreement, the Indenture, the Class A Notes, the JPM Facility, the Revolving Credit Agreement, the Cobbs Asset Transfer

Agreement, the Lehigh Management Agreement, the Administration Agreement and the Cobbs Management Agreement as set forth in this Item 1.01, are summaries only and are each qualified in their entirety by reference to the text of the agreements which are filed as Exhibits 10.1 through 10.9 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of FSIC II. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC II makes with the Securities and Exchange Commission. FSIC II undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Asset Transfer Agreement, dated as of October 26, 2012, by and between FS Investment Corporation II and Lehigh River LLC.

10.2	Indenture, dated as of October 26, 2012, by and between Lehigh River LLC and Citibank, N.A., as trustee.

10.3	Lehigh River LLC Class A Floating Rate Secured Note, due 2023.

10.4	TBMA/ISMA 2000 Global Master Repurchase Agreement, by and between JPMorgan Chase Bank, N.A., London Branch and Cobbs Creek LLC, together with the related Annex and Confirmation thereto, each dated as of October 26, 2012.

10.5	Revolving Credit Agreement, dated as of October 26, 2012, by and between FS Investment Corporation II and Cobbs Creek LLC.

10.6	Asset Transfer Agreement, dated as of October 26, 2012, by and between FS Investment Corporation II and Cobbs Creek LLC.

10.7	Collateral Management Agreement, dated as of October 26, 2012, by and between Lehigh River LLC and FS Investment Corporation II.

10.8	Collateral Administration Agreement, dated as of October 26, 2012, by and among Lehigh River LLC, FS Investment Corporation II and Virtus Group, LP.

10.9	Collateral Management Agreement, dated as of October 26, 2012, by and between Cobbs Creek LLC and FS Investment Corporation II.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: October 30, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Asset Transfer Agreement, dated as of October 26, 2012, by and between FS Investment Corporation II and Lehigh River LLC.

10.2	Indenture, dated as of October 26, 2012, by and between Lehigh River LLC and Citibank, N.A., as trustee.

10.3	Lehigh River LLC Class A Floating Rate Secured Note, due 2023.

10.4	TBMA/ISMA 2000 Global Master Repurchase Agreement, by and between JPMorgan Chase Bank, N.A., London Branch and Cobbs Creek LLC, together with the related Annex and Confirmation thereto, each dated as of October 26, 2012.

10.5	Revolving Credit Agreement, dated as of October 26, 2012, by and between FS Investment Corporation II and Cobbs Creek LLC.

10.6	Asset Transfer Agreement, dated as of October 26, 2012, by and between FS Investment Corporation II and Cobbs Creek LLC.

10.7	Collateral Management Agreement, dated as of October 26, 2012, by and between Lehigh River LLC and FS Investment Corporation II.

10.8	Collateral Administration Agreement, dated as of October 26, 2012, by and among Lehigh River LLC, FS Investment Corporation II and Virtus Group, LP.

10.9	Collateral Management Agreement, dated as of October 26, 2012, by and between Cobbs Creek LLC and FS Investment Corporation II.